UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 10, 2013

Rose Rock Midstream, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35365	45-2934823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

(Address of principal executive offices)

(918) 524-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Contribution Agreement

On December 12, 2013, Rose Rock Midstream, L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with SemGroup Corporation (“SemGroup”), Rose Rock Midstream Holdings, LLC (“RRMH”), Rose Rock Midstream GP, LLC (the “General Partner” and, together with SemGroup and RRMH, the “Contributing Parties”) and Rose Rock Midstream Operating, LLC (together with the Partnership, the “Partnership Parties”). Pursuant to the terms of the Contribution Agreement, on December 16, 2013, the Partnership Parties acquired 33.33% of the outstanding membership interests in SemCrude Pipeline, L.L.C. (the “Subject Interest”) from the Contributing Parties in exchange for the Aggregate Consideration (as defined below) (the “Drop-Down Transaction”). SemCrude Pipeline, L.L.C. owns a 51% membership interest in White Cliffs Pipeline, L.L.C., which owns a 527-mile pipeline system that transports crude oil from Platteville, Colorado in the Denver-Julesburg Basin to Cushing, Oklahoma (the “White Cliffs Pipeline”).

The aggregate consideration for the Subject Interest (the “Aggregate Consideration”) consisted of (i) cash of approximately $173.1 million (the “Cash Consideration”), (ii) the issuance of 1,500,000 common units representing limited partner interests in the Partnership (“Common Units”), (iii) the issuance of 1,250,000 Class A Units (as defined below) and (iv) an increase of the capital account of the General Partner, the general partner of the Partnership, to allow it to maintain its 2% general partner interest in the Partnership and the issuance of 56,122 notional general partner units to the General Partner (such issued Common Units, Class A Units and notional general partner units are collectively referred to as the “Unit Consideration”). The Contribution Agreement also includes customary representations and warranties, indemnification obligations and covenants by the parties, subject to the limitations set forth therein.

Each of the parties to the Contribution Agreement, other than SemGroup, is a direct or indirect subsidiary of SemGroup. As a result, certain individuals serve as officers and directors of both SemGroup and such other entities. In addition, SemGroup indirectly holds (i) an approximate 51.6% limited partner interest in the Partnership through its subsidiaries and (ii) a 2% general partner interest and incentive distribution rights in the Partnership through its indirect ownership of the General Partner.

The terms of the Contribution Agreement and the Drop-Down Transaction were approved by the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”). The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial counsel to assist it in evaluating and negotiating the Contribution Agreement and the Drop-Down Transaction.

The foregoing description of the Contribution Agreement and the Drop-Down Transaction is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Third Amendment to Rose Rock Credit Agreement

As previously disclosed, on November 10, 2011, the Partnership entered into a Credit Agreement (the “Credit Agreement”) among the Partnership, The Royal Bank of Scotland plc (“RBS”), as administrative agent and collateral agent, certain subsidiaries of the Partnership, as guarantors, and the lenders party thereto. On December 10, 2013, the Partnership entered into a Third Amendment to the Credit Agreement (the “Third Amendment”) together with RBS, the guarantors and lenders party thereto to, among other things, (i) increase the revolving commitments under the Credit Agreement to an aggregate amount of $585 million and (ii) increase the revolving letter of credit commitments under the Credit Agreement to an aggregate amount of $150 million.

The foregoing description of the Third Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The Third Amendment is filed as an exhibit to this Current Report on Form 8-K to provide investors with the information regarding its terms. It is not intended to provide any other factual information about the Partnership or the other parties to the agreement or any of their respective subsidiaries or affiliates.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 16, 2013, the Partnership completed the Drop-Down Transaction. The information set forth under Item 1.01 and Item 2.03 is incorporated into this Item 2.01 in its entirety by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Third Amendment to Rose Rock Credit Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

On December 16, 2013, the Partnership made a borrowing of approximately $173.1 million (the “Borrowing”) pursuant to the terms of its Credit Agreement. The net proceeds of the Borrowing were used to fund a portion of the Cash Consideration and to pay other costs and expenses related to the Drop-Down Transaction.

Item 3.02. Unregistered Sales of Equity Securities.

On December 16, 2013, the Partnership completed the issuance and sale of the Unit Consideration. The issuance and sale of the Unit Consideration were made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

The Class A Units are not entitled to receive any distributions of available cash prior to the first day of the month immediately following the first month for which the average daily throughput volumes on the White Cliffs Pipeline for such month are 125,000 barrels per day or greater (the “Conversion Effective Date”). On the Conversion Effective Date, each Class A Unit will automatically convert into one Common Unit (subject to appropriate adjustments in the event of any split-up, combination or similar event). Prior to the Conversion Effective Date, the Class A Units will be entitled to vote with the Common Units as a single class on any matter that the unitholders of the Partnership are entitled to vote, except that the Class A Units will be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class A Units in relation to other classes of equity interests of the Partnership or as required by law. Each Class A Unit is entitled to the number of votes equal to the number of Common Units into which a Class A Unit is convertible at the time of the record date of the applicable vote or written consent.

The information set forth under Item 1.01 under the caption “Contribution Agreement” and Item 5.03 is incorporated in its entirety into this Item 3.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Drop-Down Transaction, on December 16, 2013, the General Partner amended the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 14, 2011, as amended by Amendment No. 1 thereto dated January 11, 2013 (the “Partnership Agreement”), by adopting Amendment No. 2 to the Partnership Agreement (“Amendment No. 2”). Amendment No. 2 increases the authorized number of equity interest in the Partnership designated as “Class A Units” from 1,250,000 units to 7,500,000 units (the “Class A Units”) in order to allow for the additional issuance of Class A Units in the Drop Down Transaction and potential future drop down transactions.

The foregoing description of Amendment No. 2 is not complete and is subject to and qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 7.01. Regulation FD Disclosure.

On December 16, 2013, the Partnership issued a press release announcing the Drop Down Transaction. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the press release shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and such exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Financial statements relating to the Drop-Down Transaction will be filed as an amendment to this Current Report on Form 8-K within 71 calendar days from the date that this report is required to be filed.

(b)	Pro forma financial information.

Pro forma financial information relating to the Drop-Down Transaction will be filed as an amendment to this Current Report on Form 8-K within 71 calendar days from the date that this report is required to be filed.

(d)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description

2.1*	Contribution Agreement, dated as of December 12, 2013, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream Operating, LLC.

3.1*	Amendment No. 2, dated as of December 16, 2013, to the Second Amended and Restated Agreement of Limited Partnership of Rose Rock Midstream, L.P., dated as of December 14, 2011, as amended by Amendment No. 1 thereto dated January 11, 2013.

10.1*	Third Amendment Agreement, dated as of December 10, 2013, by and among Rose Rock Midstream, L.P., as borrower, the guarantors named therein, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent and collateral agent.

99.1**	Press Release dated December 16, 2013.

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSE ROCK MIDSTREAM, L.P.

	By:	Rose Rock Midstream GP, LLC
its general partner

Date: December 16, 2013

	By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description

2.1*	Contribution Agreement, dated as of December 12, 2013, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream Operating, LLC.

3.1*	Amendment No. 2, dated as of December 16, 2013, to the Second Amended and Restated Agreement of Limited Partnership of Rose Rock Midstream, L.P., dated as of December 14, 2011, as amended by Amendment No. 1 thereto dated January 11, 2013.

10.1*	Third Amendment Agreement, dated as of December 10, 2013, by and among Rose Rock Midstream, L.P., as borrower, the guarantors named therein, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent and collateral agent.

99.1**	Press Release dated December 16, 2013.

*	Filed herewith.
**	Furnished herewith.